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                                                                   EXHIBIT 4(c)
                       REMARKETING UNDERWRITING AGREEMENT

                  REMARKETING UNDERWRITING AGREEMENT, dated as of        , (this
"Agreement") by and between Post Apartment Homes, L.P. (the "Operating Partnership") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Underwriter"). The Remarketing Underwriter hereby agrees to purchase the Notes described below (the "Notes") that have been tendered by the holders thereof for sale on _________________ (the "Tender Date").

                  IF NO NEW REGISTRATION STATEMENT OR PROSPECTUS IS REQUIRED, INCLUDE THE FOLLOWING: [It is acknowledged and agreed that the Notes need not be further registered under the Securities Act of 1933, as amended (the "1933 Act"), and that, in connection with the remarketing of the Notes by the Remarketing Underwriter in accordance with the terms of the Remarketing Agreement dated April 8, 1998, no prospectus meeting the requirements of Section 10 of the 1933 Act need be delivered or filed pursuant to Rule 424 under the 1933 Act.

                  It is understood that the Remarketing Underwriter will deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Notes (each, a "Remarketing Memorandum"), the form of each of which shall be delivered to Post Apartment Homes, L.P. (the "Operating Partnership") not less than two Business Days prior to its use. Such Remarketing Memorandum shall be subject to the approval of the Operating Partnership prior to its use by the Remarketing Underwriter, which approval shall not be unreasonably withheld or delayed.

                  The Remarketing Underwriter shall offer to purchase Notes and shall purchase validly tendered Notes on the Tender Date in accordance with all applicable laws and regulations and interpretations of the Securities and Exchange Commission.

                  The following hereby are incorporated into this Agreement in their entirety and made applicable to the obligations of the Remarketing Underwriter to the extent applicable to any remarketing of the Notes, except as explicitly amended hereby:

                  (A) Section 4(k) of the attached Distribution Agreement (which dates referred to therein shall be the date of the Remarketing Underwriting Agreement and the Representation Date for the relevant Tender Date);

                  (B) Sections 6(a) and (e) of the attached Distribution Agreement;

                  (C) The representations and warranties made pursuant to the above-referenced Remarketing Agreement (other than paragraphs 7(l) and 7(m));

                  (D) Section 11 of the attached Distribution Agreement; and

                  (E) Section 12 of the attached Distribution Agreement (except that Section 12 is amended to allow for the termination of this Agreement by the Remarketing Underwriter if (i) the Operating Partnership's representations and warranties therein are not accurate and correct and (ii) the Remarketing Underwriter does not purchase all tendered Notes on the relevant Tender Date).

All references contained in the attached Distribution Agreement to the "Agent" or "Agents" shall be deemed to refer to the Remarketing Underwriter. All references to the "Notes"




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shall be deemed to refer to the Notes described below. All references to the
"Representation Date" shall be deemed to refer to the Tender Date. The terms "Registration Statement" and "Prospectus" shall be deemed to refer to each such document as amended or supplemented to the date hereof and the Tender Date, including the documents included in or incorporated by reference into such document.]

                  If a New Registration Statement or Prospectus is required, include the following: [It is understood that a new registration statement or new prospectus is being filed by the Operating Partnership in connection with the remarketing of the Notes (the "New Registration Statement" and/or New Prospectus"). In connection therewith and with the remarketing of the Notes, the attached Distribution Agreement hereby is incorporated into this Agreement in its entirety (except as modified below) and the Remarketing Underwriter shall be deemed to be acting as "principal" thereunder. All references in such Distribution Agreement to (i) the "Agent" or "Agents" shall be deemed to refer to the Remarketing Underwriter, (ii) the Distribution Agreement shall be deemed to refer to the Remarketing Underwriting Agreement and (iii) the "Settlement Date" or the "Representation Date" shall be deemed to refer to the Tender Date. To the extent the provisions of such Distribution Agreement refer to the "Prospectus" or the "Registration Statement," such references shall be deemed to refer to the New Registration Statement or the New Prospectus, as applicable, including all documents incorporated by reference therein. For the purposes of
Section 10 of the attached Distribution Agreement, the relative benefit received by the Operating Partnership, on the one hand, and the Remarketing Underwriter, on the other hand in connection with the remarketing of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the aggregate public offering price of the Notes sold in connection with the remarketing bears to the remarketing fee received by the Remarketing Underwriter pursuant to this Agreement. Section 12 of the attached Distribution Agreement shall be amended to allow for the termination of this Agreement by the Remarketing Underwriter if (i) the Operating Partnership's representations and warranties therein are not accurate and correct in all material respects or (ii) the Remarketing Underwriter does not purchase all tendered Notes on the relevant Tender Date].

                  All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in the Notes, the form of which is attached hereto.

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Operating Partnership:                        Post Apartment Homes, L.P.
                                              3350 Cumberland Circle, N.W.
                                              Suite 2200
                                              Atlanta, Georgia  30339
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
Remarketing Underwriter and Address:          Merrill Lynch & Co.
                                              Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated
                                              Merrill Lynch World Headquarters  World Financial
                                              Center, North Tower 26th Floor
                                              New York, New York 10281-1209

Title of Notes:                               Remarketed Reset Notes Due April 7, 2009

Principal Amount of Notes to be Purchased:

Title of Indenture:                           Indenture dated as of September 25, 1996, by and
                                              between the Operating Partnership and the Trustee

Trustee:                                      SunTrust Bank, Atlanta

Current Ratings:                              Moody's Investors Service, Inc.: Baa1 Standard &
                                              Poor's Ratings Services: BBB+

CERTAIN TERMS OF THE NOTES

Stated Maturity:                              April 7, 2009

Spread Determination Date:

Duration/Mode Determination Date:

Tender Notice Date:

Interest Reset Date:

Tender Date:

New Interest Rate:                            As determined by application of the provisions set
                                              forth in the attached form of the Notes on the
                                              LIBOR Determination Date or the Fixed Rate
                                              Determination Date, as applicable.

Spread:

Interest Payment Dates:
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
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Subsequent Spread Period:

Redemption Provisions:                        Redeemable as set forth in the attached Pricing
                                              Supplement dated March 31, 1998.

Beneficial Owner Tender Provisions:           As set forth in the attached Pricing Supplement
                                              dated March 31, 1998.  In the event that the
                                              Remarketing Underwriter fails to purchase all Notes
                                              validly tendered for purchase on the Tender Date,
                                              then the Remarketing Underwriter shall promptly
                                              notify the Operating Partnership and the Trustee of
                                              such failure.

Shorter Subsequent Spread Period:             In the event that (A) the Remarketing Underwriter
                                              fails to purchase all Notes validly tendered for
                                              purchase on the Tender Date for any reason and
                                              (B) the Operating Partnership has not given notice
                                              of redemption of all of the Notes then outstanding
                                              in accordance with the provisions described in the
                                              attached form of the Notes, then the Subsequent
                                              Spread Period shall be a period of one year, which
                                              Subsequent Spread Period shall be deemed to have
                                              commenced upon the Commencement Date that coincides
                                              with the Tender Date.

Legal Opinion:                                If required to be delivered pursuant to this
                                              Agreement, the opinion required to be delivered
                                              pursuant to Section 6(b)(iv) of the attached
                                              Distribution Agreement shall be modified to read as
                                              follows "(iv) The Notes have been duly authorized; a
                                              single global Note registered in the name of CEDE &
                                              Co., a nominee of The Depository Trust Company
                                              ("DTC"), has been duly authenticated in accordance
                                              with the provisions of the Indenture, paid for and
                                              delivered to DTC, and constitutes a valid and binding
                                              obligation of the Operating Partnership; and the
                                              Underwriter will acquire the rights of a bona fide
                                              purchaser (as such terms are defined
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
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                                              in the Uniform Commercial Code as in effect in the State
                                              of New York (the "UCC")) in any portion of the Notes
                                              transferred to the Underwriter by a prior owner
                                              thereof as recorded on the books of DTC, provided
                                              that (i) the portion of the Notes transferred is an
                                              authorized denomination of the Notes, (ii) the
                                              transfer is recorded on the books of DTC by a debit
                                              to the transferor's account with DTC and a credit
                                              to the Underwriter's account with DTC, (iii) the
                                              Underwriter makes payment to such transferor of
                                              value for such transfer and (iv) the Underwriter
                                              purchases such interest in good faith and without
                                              notice of any adverse claim, within the meaning of
                                              the UCC."

                                              If required to be delivered pursuant to this
                                              Remarketing Underwriting Agreement, the opinion
                                              required to be delivered pursuant to Section 6(c) of
                                              the attached Distribution Agreement may be delivered
                                              by any counsel designated by the Remarketing
                                              Underwriter and reasonably acceptable to the
                                              Operating Partnership.

Form of Notes:                                Global certificate registered in the name of the
                                              nominee, which currently is CEDE & Co., of the
                                              depository of the Notes, which is DTC.  The
                                              beneficial owners of the Notes ("Beneficial
                                              Owners") are not entitled to receive definitive
                                              certificates representing their Notes, except under
                                              limited circumstances.  A Beneficial Owner's
                                              ownership of a Note currently is recorded on or
                                              through the records of the brokerage firm or other
                                              entity that is a participant in DTC and that
                                              maintains such Beneficial Owner's account.

Purchase Price:                               100% of the principal amount of the Notes.  Payable
                                              to DTC for the Beneficial Owners of Tendered Notes.
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
Remarketing Fee:                              0.075% of the principal amount of the Notes
                                              outstanding on each Tender Date multiplied by the
                                              number of years remaining in the Stated Maturity,
                                              not to exceed 0.65% for any one additional Spread
                                              Period.

Closing:                                      Hogan & Hartson L.L.P., 555 13th Street, N.W.,
                                              Washington, D.C.  20004, at 9:00 a.m., New York
                                              City time, on the Tender Date.
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                  The foregoing terms are hereby confirmed and agreed to as of this ___ day of ____________.

                              POST APARTMENT HOMES, L.P.



                              By:    POST GP HOLDINGS, INC.,
                                     its general partner



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:



                              MERRILL LYNCH & CO.
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED



                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:



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